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                                                                      Exhibit 12



                        CERTIFICATE OF SOLE SHAREHOLDER

     Fund Asset Management, L. P., the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury Index Funds, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.



                                FUND ASSET MANAGEMENT, L. P.
                                BY:  PRINCETON SERVICES, INC.,
                                     ITS GENERAL PARTNER


                              By:  /s/ Terry K. Glenn
                                   ------------------------
                                   Name:  Terry K. Glenn
                                   Title: Executive Vice President and Director


Dated: _______________________



                           Mercury Index Funds, Inc.
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                                       Number of         Number of
                                    Class I Shares     Class A Shares
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Mercury S&P 500 Index Fund              1,250             1,250
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Mercury Small Cap Index Fund            1,250             1,250
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Mercury Aggregate Bond Index Fund       1,250             1,250
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Mercury International Index Fund        1,250             1,250
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